----------------------------------------------------------------------------

                      Exhibits to CERBCO, Inc. Form 10-QSB
  ----------------------------------------------------------------------------



Exhibit 99. CERBCO, Inc. Consolidating Schedules: Statement of Operations Information for the Three Months Ended March 31, 2002; Statement of Operations Information for the Nine Months Ended March 31, 2002; Balance Sheet Information and Consolidating Elimination Entries as of March 31, 2002.

                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                        THREE MONTHS ENDED MARCH 31, 2002
                                   (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated
                                                      -----------------    --------------  ---------------------------------------

Sales                                                   $  4,883,746        $         -       $         -         $   4,883,746
                                                      -----------------    --------------  -----------------  --------------------

Costs and Expenses:
  Cost of sales                                            4,233,120                  -                 -             4,233,120
  Selling, general and administrative expenses             1,603,606                  -           744,728               858,878
                                                      -----------------    --------------  -----------------  --------------------
    Total Costs and Expenses                               5,836,726                  -           744,728             5,091,998
                                                      -----------------    --------------  -----------------  --------------------

Operating Loss                                              (952,980)                 -          (744,728)             (208,252)
Investment Income                                            110,314   (A)      (62,305)          171,410                 1,209
Interest Expense                                              (1,018)  (A)       62,305                 -               (63,323)
Other Income (Expense) - net                                 (60,266)                 -          (126,745)               66,479
                                                      -----------------    --------------  -----------------  --------------------

Loss Before Non-Owned Interests in Insituform East
  and Income Taxes                                          (903,950)                 -          (700,063)             (203,887)

Credit for Income Taxes                                     (901,500)                 -          (218,500)             (683,000)
                                                      -----------------    --------------  -----------------  --------------------

Loss Before Non-Owned Interests in Insituform East            (2,450)                 -          (481,563)              479,113
                                                                                      -
Non-Owned Interests in Earnings of Insituform East          (290,960)  (B)     (290,960)                -                     -
                                                      -----------------    --------------  -----------------  --------------------

                                             NET LOSS   $   (293,410)  (C)  $  (290,960)      $  (481,563)        $     479,113
                                                      =================    ==============  =================  ====================

                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                        NINE MONTHS ENDED MARCH 31, 2002
                                   (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated
                                                      -----------------    --------------  ---------------------------------------

Sales                                                  $  14,933,629       $          -     $          -          $  14,933,629
                                                      -----------------    --------------  -----------------  --------------------

Costs and Expenses:
  Cost of sales                                           13,553,989                  -                 -            13,553,989
  Selling, general and administrative expenses             3,604,433                  -         1,110,131             2,494,302
                                                      -----------------    --------------  -----------------  --------------------
    Total Costs and Expenses                              17,158,422                  -         1,110,131            16,048,291
                                                      -----------------    --------------  -----------------  --------------------

Operating Loss                                            (2,224,793)                 -        (1,110,131)           (1,114,662)
Investment Income                                            408,101   (D)     (220,263)          620,575                 7,789
Interest Expense                                              (4,560)  (D)      220,263                 -              (224,823)
Other Income (Expense) - net                                (145,268)                 -          (231,287)               86,019
                                                      -----------------    --------------  -----------------  --------------------

Loss Before Non-Owned Interests in Insituform East
  and Income Taxes                                        (1,966,520)                 -          (720,843)           (1,245,677)

Provision for Income Taxes                                  (871,500)                 -          (188,500)             (683,000)
                                                      -----------------    --------------  -----------------  --------------------

Loss Before Non-Owned Interests in Insituform East        (1,095,020)                 -          (532,343)             (562,677)

Non-Owned Interests in Loss of Insituform East               341,707   (E)      341,707                 -                     -
                                                      -----------------    --------------  -----------------  --------------------

                                             NET LOSS $     (753,313)  (G)   $   341,707      $  (532,343)       $     (562,677)
                                                      =================    ==============  =================  ====================

                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                 MARCH 31, 2002
                                   (unaudited)

                                                             CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                             Consolidated       Eliminations     Unconsolidated    Incorporated
                                                             ----------------   ---------------- ----------------- -----------------
ASSETS
Current Assets:
  Cash and cash equivalents                                     $ 3,551,595     $           -       $  3,295,558     $     256,037

  Marketable securities                                           7,700,983                 -          7,700,983                 -
  Accounts receivable                                             6,536,226                 -             98,981         6,437,245
  Inventories                                                     1,056,128                 -                  -         1,056,128
  Prepaid and refundable taxes                                      951,918                 -            258,500           693,418
  Prepaid expenses and other                                        214,419                 -             19,755           194,664
                                                             ----------------   ---------------- ----------------- -----------------

                                        TOTAL CURRENT ASSETS     20,011,269                 -         11,373,777         8,637,492

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                                -   (F)  (4,886,107)         4,886,107                 -
  Intercompany receivables and payables                                   -                 -          5,703,583        (5,703,583)

Property, Plant and Equipment - net of accumulated
  depreciation                                                    7,501,166                 -              5,893         7,495,273

Other Assets:
  Excess of acquisition cost over value of net assets
   acquired - net                                                 1,501,986   (F)   1,501,986                  -                 -
  Cash surrender value of SERP life insurance                     2,063,884                 -          1,803,453           260,431
  Marketable securities                                           1,014,518                 -          1,014,518                 -
  Deposits and other                                                 44,489                 -             44,489                 -
                                                             ----------------   ---------------- ----------------- -----------------

                                                TOTAL ASSETS    $32,137,312       $(3,384,121)       $24,831,820       $10,689,613
                                                             ================   ================ ================= =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                      $ 2,041,910     $                  $     210,886       $ 1,831,024
                                                                                            -
  Income taxes payable                                               10,000                 -                  -            10,000
  Current portion of capital lease obligations                        5,480                 -                  -             5,480
                                                             ----------------   ---------------- ----------------- -----------------

                                   TOTAL CURRENT LIABILITIES      2,057,390                 -            210,886         1,846,504
                                                             ----------------   ---------------- ----------------- -----------------

Long-Term Liabilities:
  Accrued SERP liability                                          1,861,716                 -          1,636,185           225,531
  Capital lease obligations                                             264                 -                  -               264
                                                             ----------------   ---------------- ----------------- -----------------
                                 TOTAL LONG-TERM LIABILITIES      1,861,980                 -          1,636,185           225,795
                                                             ----------------   ---------------- ----------------- -----------------
                                           TOTAL LIABILITIES      3,919,370                 -          1,847,071         2,072,299
                                                             ----------------   ---------------- ----------------- -----------------

Non-Owned Interests                                               5,233,193 (E)(F) 5,233,193                  -                 -
                                                             ----------------   ---------------- ----------------- -----------------

Stockholders' Equity:
  Common stock                                                      118,953    (F)   (175,486)           118,953           175,486
  Class B Common stock                                               29,342    (F)    (11,904)            29,342            11,904
  Additional paid-in capital                                      7,527,278    (F) (4,000,424)         7,527,278         4,000,424
  Retained earnings                                              15,309,176  (F)(G)(5,619,113)        15,309,176         5,619,113
  Treasury stock                                                          -    (F)  1,189,613                  -        (1,189,613)
                                                             ----------------   ---------------- ----------------- -----------------
                                  TOTAL STOCKHOLDERS' EQUITY     22,984,749        (8,617,314)        22,984,749         8,617,314
                                                             ----------------   ---------------- ----------------- -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $32,137,312       $(3,384,121)       $24,831,820       $10,689,613
                                                             ================   ================ ================= =================

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                 MARCH 31, 2002
                                   (unaudited)

                                  (A)
Investment income                                                                    $ 62,305
  Interest expense                                                                                        $ 62,305
To eliminate interest expense paid by Insituform East to CERBCO in the three months ended March 31, 2002.

                                  (B)
Non-owned interests in earnings of subsidiary                                        $290,960
  Non-owned interests                                                                                     $290,960
To record non-owned interests in earnings of Insituform East for the three months ended March 31, 2002.

                                  (C)
Retained earnings                                                                    $290,960
  Current quarter earnings adjustments                                                                    $290,960
To close out impact of eliminating entries on three months' statement of operations.

                                  (D)
Investment income                                                                    $220,263
  Interest expense                                                                                        $220,263
To eliminate interest expense paid by Insituform East to CERBCO in the nine months ended March 31, 2002.

                                  (E)
Non-owned interests                                                                  $341,707
  Non-owned interests in loss of subsidiary                                                               $341,707
To record non-owned interests in loss of Insituform East for the nine months ended March 31, 2002.

                                  (F)
Common stock                                                                         $175,486
Class B stock                                                                          11,904
Additional paid-in capital                                                          4,000,424
Retained earnings                                                                   5,960,820
Excess of acquisition cost over value of net assets acquired                        1,501,986
  Treasury stock                                                                                        $1,189,613
  Non-owned interests                                                                                    5,574,900
  Investment in subsidiary                                                                               4,886,107
To eliminate investments in consolidated subsidiaries.

                                  (G)
Current period loss adjustments                                                      $341,707
  Retained earnings                                                                                       $341,707
To close out impact of eliminating entries on nine months'
statement of operations.